Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:
(1) Registration Statement (Form S-8 No. 333-111280) pertaining to the 2003 Non-Employee Director Stock Option Plan of Conn’s, Inc.,
(2) Registration Statement (Form S-8 No. 333-111281) pertaining to the Amended and Restated 2003 Incentive Stock Option Plan of Conn’s, Inc.,
(3) Registration Statement (Form S-8 No. 333-111282) pertaining to the Employee Stock Purchase Plan of Conn’s, Inc.,
(4) Registration Statement (Form S-8 No. 333-139208) pertaining to the 2003 Non-Employee Director Stock Option Plan and Amended and Restated 2003 Incentive Stock Option Plan of Conn’s, Inc.,
(5) Registration Statement (Form S-8 No. 333-174997) pertaining to the 2011 Omnibus Incentive Plan of Conn’s, Inc.,
(6) Registration Statement (Form S-8 No. 333-174998) pertaining to the 2011 Non-Employee Director Restricted Stock Plan of Conn’s, Inc.,
(7) Registration Statement (Form S-8 No. 333-211584) pertaining to the 2016 Omnibus Incentive Plan of Conn’s, Inc.,
(8) Registration Statement (Form S-3 No. 333-261325) of Conn’s, Inc.,
(9) Registration Statement (Form S-8 No. 333-218555) pertaining to the Amended 2016 Omnibus Incentive Plan of Conn’s, Inc.
(10)Registration Statement (Form S-8 No. 333-252257) pertaining to the Conn’s Inc. 2020 Omnibus Equity Plan of our reports dated March 29, 2023, with respect to the consolidated financial statements of Conn’s, Inc. and the effectiveness of internal control over financial reporting of Conn’s, Inc. included in this Annual Report (Form 10-K) for the year ended January 31, 2023.

/s/ Ernst & Young LLP
Houston, Texas
March 29, 2023